Exhibit 10.37
November 8, 2010
Adeco Agropecuaria S.A.
Catamarca 3454
B1640FWB | Martínez
Buenos Aires, Argentina
Pilaga S.R.L.
Catamarca 3454
B1640FWB | Martínez
Buenos Aires, Argentina
Re: Loan No. 2028A/OC-AR — Amendment Offer No. 5/2010
Ladies and Gentlemen:
1.	We make reference to the Loan Agreement, dated as of December 19, 2008 (as amended as of May 14, 2010 the “Loan Agreement”), among Adeco Agropecuaria S.A., Pilaga S.R.L. (the “Borrowers)” and Inter-American Development Bank (“IDB”). Capitalized terms used but not defined in this offer letter have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this offer letter.

2.	International Farmland Holdings LLC intends to conduct an Initial Public Offering (IPO), under the Securities Act of 1933 as amended, of approximately 30% of the equity capital of a stock corporation incorporated in Luxembourg holding approximately 98% of the equity interest in International Farmland Holdings LLC; and therefore request to amend the “Change of Control” definition as stated in the Loan Agreement, to allow for the proposed transaction to take place.

3.	We hereby offer to you the option to accept certain new terms to the Loan Agreement pursuant to the terms set forth in Schedule 1 hereto (the “Amendment Offer No. 5/2010”). The Amendment Offer No. 5/2010 can only be accepted by delivering a written copy of your acceptance to IDB not later than November 20th, 2010.

4.	If you accept this Amendment Offer 5/2010 as stated in paragraph 3 above any such acceptance delivered pursuant to paragraph 3 above shall be irrevocable and such acceptance and the terms set forth in this Amendment Offer No. 5/2010 shall remain in force until the Loan has been repaid in full.

5.	The terms and conditions of the Loan Agreement in effect as of the date of this Amendment Offer 5/2010 shall continue in full force and effect unchanged, except as amended by this Amendment Offer 5/2010 upon its acceptance by each of the Borrowers.

6.	THIS AMENDMENT OFFER 5/2010 IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

7.	The provisions of Section 8.1 (Notices), Section 8.5 (Counterparts), Section 8.7 (Amendment), Section 8.10 (Applicable Law and Jurisdiction), Section 8.11 (Term of Agreement), Section 8.13 (Entire Agreement), Section 8.14 (No Third Party Beneficiaries) and Section 8.15 (Waiver and Estoppel) of the Loan Agreement are incorporated herein and shall apply to this Amendment Offer 01/2010, mutatis mutandis.
This is an offer and, if not accepted in writing as provided in Section 3 herein, shall expire.
Yours truly,

INTER-AMERICAN DEVELOPMENT BANK
/s/ Hans U. Schulz
Name:	Hans U. Schulz
Title:	General Manager Structured and Corporate Finance Department Inter-American Development Bank

TERMS OF THE AMENDMENT OFFER No. 5/2010
I. DEFINITIONS
The following definitions shall apply to the Amendment Offer No. 5/2010 and where the same term is contained in the Loan Agreement, the following terms shall prevail:
Change of Control means any event or circumstance occurring prior to a Qualified IPO which results in two or more Sponsors together (a) owning directly or indirectly less than forty percent (40%) of the outstanding voting shares of each of the Borrowers’ capital stock or (b) losing the ability to elect a majority of the Borrowers’ board of directors or (c) otherwise losing the power to direct or cause the direction of the management and policies of the Borrowers;
IDB Approved Exchange means an internationally recognized stock market or automated trading exchange located in New York, Brazil, London, Luxembourg or Amsterdam or any other jurisdiction approved by IDB.
Qualified IPO means the first firm commitment underwritten public offering in which at least 25% of the total issued equity securities of any company through which any Sponsor directly or indirectly owns shares in the capital stock of the Borrower are offered and pursuant to which (x) the securities offered are listed and actively traded on an IDB Approved Exchange and (y) at least $150 million of gross proceeds are received.

November 10, 2010
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attention: Structured and Corporate Finance Department, Portfolio Management Unit
Ladies and Gentlemen:
We hereby accept the Amendment Offer No. 5/2010, dated as of November 8, 2010.
Yours truly,

ADECO AGROPECUARIA S.A.		PILAGA S.R.L.

By:	/s/ Illegible Name:	By:	/s/ Illegible Name:
	Title: Authorized Representative		Title: Authorized Representative